EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXXX) pertaining to the 2004 Stock Incentive Plan of Hollywood Media Corp. of our report dated March 28, 2005, with respect to the consolidated financial statements of Hollywood Media Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and of our report dated April 28, 2005 with respect to Hollywood Media Corp. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hollywood Media Corp included in its Annual Report (Form 10-K/A) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                ----------------------------
                                                Certified Public Accountants

Fort Lauderdale, Florida
April 28, 2005